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                                                                 Exhibit (3)(iv)



September 17, 2003


New England Variable Life Separate Account
New England Life Insurance Company
501 Boylston Street
Boston, MA 02116


Ladies and Gentlemen:

      I hereby consent to the use of my name under the caption "Legal Matters" in the Prospectus Supplement contained in Post-Effective Amendment No. 7 to the Registration Statement on Form S-6 for Zenith Variable Whole Life, issued through New England Variable Life Separate Account (File No. 333-21767).

                                                       Very truly yours,

                                                       /s/ Anne M. Goggin

                                                       Anne M. Goggin
                                                       Senior Vice President and
                                                       General Counsel